Exhibit 99.1

One Stop Systems CEO and Chairman Issue Letter to Shareholders

Looking forward to a Transformative 2024

ESCONDIDO, Calif. – April 15, 2024 – One Stop Systems, Inc. (“OSS” or the "Company") (Nasdaq: OSS), a leader in rugged Enterprise Class compute for artificial intelligence (AI), machine learning (ML) and sensor processing at the edge, today issued a shareholder letter, which reviews the successes championed in 2023 and outlines expectations for a transformative 2024.

Dear Fellow Shareholders,

We are excited about the opportunity ahead of us and the positive momentum underway at OSS. Since my appointment as President and CEO in June 2023, I am proud of the progress the OSS team has made advancing our growth strategies, optimizing our business processes, and building a strong team and Board of Directors. As a result of these investments, we believe we have developed a robust infrastructure that is well positioned to take advantage of growing demand for the Company’s rugged enterprise class compute solutions.

Throughout 2023 we made strategic investments in our leadership team and Board to align OSS with the long-term opportunities we are pursuing. In addition to my appointment, Robert Kalebaugh joined OSS as Vice President of Sales and Business Development. Robert brings over 35 years of defense and commercial experience to OSS and has quickly built a strong sales platform and culture. In addition, we have recently added new program management personnel, and a highly experienced business development executive to further our sales reach across U.S. and international defense and commercial markets. As the tenure of our sales team grows, we are focused on converting our strong pipeline into orders throughout 2024 and beyond.

We also added several new Board members as part of a multi-year strategy to reprofile our Board of Directors. Vice Admiral (Ret) Michael Dumont, USN, Mitch Herbets and Joseph Manko all joined our Board in 2023. Mike, Mitch, and Joe are proven leaders, bringing defense, technology, governance, and capital markets experience to OSS. I am pleased with the support, leadership, and guidance they have already brought to the Board and the OSS team. I also want to use this opportunity to say thank you to David Raun, our prior CEO, for his guidance and leadership during this transition.

Throughout the year the OSS leadership team was able to effectively manage the business as we transitioned away from $13.7 million of low-margin legacy media revenue. In fact, backing out this impact revenue in 2023 increased year-over-year by 4%. I am pleased to report that despite this impact to overall sales, we maintained positive adjusted EBITDA in 2023 reflecting our shift to higher margin revenue opportunities, our focus on controlling costs, and the compelling financial model we have created. In addition, during 2023 we implemented process improvements to drive efficiencies, and successfully achieved our Department of Defense facility clearance paving the way for OSS to execute classified work. Our Bressner team delivered on its 2023 financial objectives while expanding their business, enabling the strategic shift for the OSS business overall.

Looking forward to 2024, I am excited about leveraging the capabilities that differentiate OSS in the market. As a company we have proven to be pioneers at bringing enterprise class capabilities to challenging environments. We offer unique product solutions that provide low latency, high throughput, scalable solutions in real time applications. We leverage configurable, off-the-shelf, and custom high-performance solutions that enable OSS to rapidly develop cost-effective products for our customers. We are seen by customers as technology experts with a legacy of solving customer challenges and have built strong partnerships with leading enterprise AI compute suppliers.

We believe the technology, product development, and partnership structure we have developed is unique, as we deliver best-in-class performance, and scalable products and solutions to enable AI/ML, sensor fusion, sensor processing, and autonomy for global defense and commercial markets. These markets continue to be backed by strong and growing demand for AI/ML and will be for years to come. In fact, we see that in defense markets the spend on integration of AI/ML, sensor fusion, and autonomy are increasing rapidly as the military seeks to create a winning advantage on new and existing platforms.

We refer to our markets as AI Transportables, which aligns with our strategic focus on providing ruggedized solutions at the edge to support AI/ML, sensor fusion and autonomy for global defense and commercial customers. In the commercial space, we have seen a delay in the full implementation of autonomous trucking primarily due to evolving government regulations. We remain committed to this market, and we continue to design, develop, and prototype compute, storage, and cooling solutions for our customers including some of the world’s leading commercial vehicle manufacturers. We also successfully expanded our reach within the commercial sector with a new 5-year agreement with FLYHT for their commercial aerospace airborne data recorder and developed a new relationship with Andretti Racing and Zapata AI for race analytics. We believe these are the early adopters, and we expect new applications, solutions, and investments in AI/ML to support a growing need for our enterprise edge compute solutions for years to come.

On the Defense side, we expanded existing programs such as the Army 360 Degree Situational Awareness program and the Navy P-8. We added multiple new customers and platforms for AI and sensor fusion processing including U.S. Armed Services and U.S. intelligence agencies. We are motivated and driven by the fact that our solutions can advance AI, propel commercial markets, and create winning advantages for our warfighters.

Based on execution of our strategy, we will prioritize our focus on translating efforts into profitable pipeline and backlog growth, building an effective and talented team, driving continued product leadership, maturing processes as we scale, and driving development of key partnerships to include AI software providers.

With the majority of our short-term initiatives behind us, our leadership team, in collaboration with the Board, is in the process of updating our multi-year strategic growth plan. We look forward to sharing the key actions we are taking, as well as the financial objectives we are focused on achieving once the plan is finalized in the coming months.

We believe 2024 will be a transformational year for OSS and we are excited by the long-term opportunities we are pursuing to drive growth and create value for our shareholders.

The OSS team, Board of Directors, and I would like to extend our appreciation to all of our team members for their contribution and commitment to our customers, quality, and profitable growth of the company. We also would like to thank our shareholders and customers for their continued support as we continue to bring innovative solutions to market. Continued execution of our strategies will result in further enabling our customers’ success and bring enhanced shareholder value to our investors.

Respectfully,

Mike Knowles, President and CEO

Ken Potashner, Chairman

About One Stop Systems
One Stop Systems, Inc. (Nasdaq: OSS) is a leader in AI Transportable solutions for the demanding ‘edge.’ OSS designs and manufactures the highest performance compute and storage products that enable rugged AI, sensor fusion and autonomous capabilities without compromise. These hardware and software platforms bring the latest data center performance to the harsh and challenging applications, whether they are on land, sea or in the air.

OSS products include ruggedized servers, compute accelerators, flash storage arrays, and storage acceleration software. These specialized compact products are used across multiple industries and applications, including autonomous trucking and farming, as well as aircraft, drones, ships and vehicles within the defense industry.

OSS solutions address the entire AI workflow, from high-speed data acquisition to deep learning, training and large-scale inference, and have delivered many industry firsts for industrial OEM and government customers.

As the fastest growing segment of the multi-billion-dollar edge computing market, AI Transportables require—and OSS delivers—the highest level of performance in the most challenging environments without compromise.

OSS products are available directly or through global distributors. For more information, go to www.onestopsystems.com. You can also follow OSS on X, YouTube, and LinkedIn.

Forward-Looking Statements

One Stop Systems cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company's current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by One Stop Systems or its partners that any of our plans or expectations will be achieved, including but not limited to, our ability to expand our product offerings and further penetrate our target markets, future demand for AI/ML integrations, and our business strategies. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our latest Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Media Contacts:
Katie Rivera
One Stop Systems, Inc.
Tel (760) 745-9883

Email contact

Investor Relations:

Andrew Berger

Managing Director

SM Berger & Company, Inc.

Tel (216) 464-6400

Email contact